Exhibit 3.157

EXHIBIT “B”

BY-LAWS

OF

OAKBROOK BEVERAGE CENTERS, INC.

an Illinois corporation

As Amended April 1, 1993

ARTICLE VIII - INSURANCE	15
Section 1. Insurance Against Liability Asserted Against Directors, Officers, Etc.	15

ARTICLE IX - DIVIDENDS	15

ARTICLE X - WAIVER OF NOTICE	15

ARTICLE XI - BOOKS AND RECORDS	16
Section 1. Audits	16
Section 2. Inspection	16

ARTICLE XII - AMENDMENTS	16

BY-LAWS

OF

OAKBROOK BEVERAGE CENTERS, INC.

An Illinois Corporation

ARTICLE I

OFFICES

The principal office of the Corporation shall be located at such place within or without the State of Illinois as shall be fixed from time to time by the Board of Directors. The Corporation may have such other offices, either within or without the State of Illinois as the Board of Directors may designate or as the business of the Corporation may from time to time require.

The Corporation shall have and continuously maintain in the State of Illinois a registered office, and a registered agent whose office is identical with such registered office. The registered office may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as may be designated from time to time by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, the Board of Directors or the Chairman of the Board, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting. Upon request in writing specifying the general purpose or purposes of such meeting, to the Chairman of the Board, President, Vice President or Secretary, by any person entitled to call a special meeting of shareholders, the Secretary shall fix the date of the meeting to be held at such date and time as the Secretary may fix, not less than ten (10) nor more than sixty (60) days after the receipt of the request and shall cause notice to be given to the shareholders as provided herein. If the Secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

Section 3. Place of Meeting. Shareholder meetings may be held at any place, either within or without the State of Illinois, as may be designated by the Board of Directors. If no designation is made, the place of meeting shall be the principal office of the Corporation.

Section 4. Notice of Meeting and Adjourned Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original, meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 5. Closing of Transfer Books or Fixing of Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed:

1. The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

2. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Only such shareholders as shall be shareholders on the record date fixed or determined as aforesaid shall be entitled to notice of or to vote at such meeting or adjournment, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at the meeting of shareholders.

Section 7. Quorum. At any meeting of shareholders, a majority of the issued and outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number is otherwise required by law, the Certificate of Incorporation or the provisions of these By-Laws.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

Section 9. Voting. Each shareholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder.

All elections for directors shall be by written ballot and be decided by plurality vote. All other questions need not be by written ballot and shall be decided by majority vote except as otherwise provided by law or the Certificate of Incorporation.

Section 10. Inspectors of Election. In advance of any meeting of shareholders the Board of Directors may appoint inspectors of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of any such meeting may, and upon the demand of any shareholder or his or her proxy at the meeting and before voting begins, shall appoint inspectors of election. No person who is a candidate for office shall act as an inspector. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the Chairman of the meeting.

If inspectors of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The decision, act or certificate of a majority of the inspectors shall be effective in all respects as the decision, act or certificate of all.

On request of the Chairman of the meeting or of any shareholder or his or her proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

Section 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these By-Laws and the laws of the State of Illinois.

Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall consist of such number of directors, not less than three (3) or more than eighteen (18), as may be determined from time to time by the Board of Directors. One director shall be designated as Chairman. Each director shall hold office until his or her successor shall have been elected and qualified or until his or her earlier resignation, disqualification, or removal. Upon a director’s resignation, disqualification, removal or failure to stand for re-election, the Board need not replace such director if the Board then reduces the number of the Board of Directors in accordance with law and these By-Laws.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after and at the same place as the annual meeting of shareholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meeting. Special meetings of the Board of Directors may be called by or at the request of the President, the Chairman of the Board or twenty percent (20%) of the then existing directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

Section 5. Notice. Notice of any special meeting shall be given at least four (4) days previously thereto by written notice delivered personally, or by telegram or mailed to each director at his or her business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Quorum. At any meeting of the Board of Directors, a majority of the then existing directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws.

Section 8. Newly Created Directorships and Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until their successors are duly elected and qualified unless such director shall resign, become disqualified or shall otherwise be removed. Upon a director’s resignation, disqualification, removal or failure to stand for re-election, the Board need not replace such director if the Board then reduces the number of the Board of Directors in accordance with law and these By-Laws. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his or her predecessor.

Section 9. Removal of Directors. Any director may be removed, at a meeting called expressly for that purpose, either for or without cause, at any time by vote of the holders of a majority of the outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors. Any directorship to be filled by reason of the removal of a director by the shareholders pursuant to this section may be filled by a vote of a majority of the shares represented at the meeting at which the director was removed, or at an annual meeting of shareholders, and then entitled to vote at an election of directors.

Section 10. Resignation. A director may resign at any time by giving written notice to the Board or Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 11. Compensation. Each director who is not also an employee of the Corporation or any subsidiary thereof shall be paid such compensation for his or her services as a director and shall be reimbursed for such expenses as may be fixed by the Board of Directors.

Section 12. Presumption of Assent. A director of the Corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 13. Executive and Other Committees. The Board of Directors, by resolution, may designate from among its members an executive committee and other committees, each consisting of two or more directors. Each such committee shall serve at the pleasure of the Board and shall have such duties and authority as delegated by the Board (which delegation may be general or specific) and as may otherwise be permitted by law and the Certificate of Incorporation.

Section 14. Conference Telephone Meetings. One or more directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 15. Informal Action by Directors. Unless otherwise provided by law, any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 16. Interest of Directors in Contract. Any contract or other transaction between the Corporation and one or more of its directors shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors which acts upon such contract or transaction, and notwithstanding his, her or their participating in such action, if the fact of such interest shall be disclosed or known to the Board of Directors, and such Board shall nevertheless approve or ratify such contract or transaction by unanimous vote of the Board of Directors. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation may consist of a Chairman of the Board, President, a General Manager, one or more Vice Presidents, a Treasurer, a Secretary and such other officers as may be elected or appointed from time to time. All officers are to be elected or appointed by the Board of Directors or by an officer or committee to whom the Board has delegated that responsibility. One person may simultaneously hold more than one office with the exception that the Secretary may not also be the President or

General Manager. Officers may be, but need not be, directors or stockholders of the Corporation. The Board of Directors or its delegate may decline to fill any officer position of the Corporation.

Section 2. Term of Office. The officers of the Corporation shall hold office until a successor shall have been elected or appointed and qualified, or until an officer’s earlier resignation or removal.

Section 3. Officers, Committees and Agents. Officers shall exercise such powers and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint officers (other than the Chairman of the Board, President, General Manager and Secretary, who shall be elected by the Board) and to appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 4. Removal. Any officer, committee, employee or other agent of the Corporation may be removed, either for or without cause, for any reason or for no reason, by the Board of Directors or other authority which elected or appointed such officer, committee or other agent. Any and all officers are employees at will and serve at the will of the Board, committee or officer who elected or appointed such officer unless such officer serves pursuant to a mutually executed written contract that provides otherwise. Until such time as this By-Law is amended or a resolution adopted by the Board of Directors to the contrary, the Chairman of the Board, the President and General Manager shall each have the authority to terminate any employee or officer, whether or not such employee or officer was elected or appointed by an officer, or committee or the Board of Directors.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or other cause, may be filled (but need not be filled) by the Board of Directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 3 of this Article, as the case may be, for the unexpired portion of the term.

Section 6. General Powers. All officers of the Corporation shall have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by these By-Laws, or in the absence of controlling provisions in the By-Laws, as may be provided by resolution of the Board of Directors (which may be general or specific).

Section 7. Chairman of the Board. The Chairman of the Board may be an executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general and active supervision of the affairs, business, officers and employees of the

Corporation. He or she may sign, execute and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws to some other officer or agent of the Corporation. He or she shall, from time to time, in his or her discretion or at the order of the Board, submit to the Board reports of the operations and affairs of the Corporation. He or she shall also perform such other duties and have such other powers as may be assigned to him or her from time to time by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.

Section 8. The President. The Corporation may have a President who, if elected or appointed, shall be an executive officer of the Corporation and shall perform such duties as from time to time may be assigned to him or her by the Board of Directors or by the Chairman of the Board. He or she may sign, execute and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws to some other officer or agent of the Corporation. He or she shall, from time to time, in his or her discretion or at the order of the Board, submit to the Board reports of the operations and affairs of the Corporation. He or she shall also perform such other duties and have such other powers as may be assigned to him or her from time to time by the Board of Directors.

Section 9. The General Manager. The Corporation may have a General Manager who, if elected or appointed, shall be an executive officer of the Corporation. If there is no President, or in the absence of the President, or in the event of the President’s inability or refusal to act, the General Manager shall perform the duties of the President, and when so acting shall have all the powers of and shall be subject to all the restrictions upon the President. The General Manager shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, by the Chairman of the Board or the President.

Section 10. The Vice Presidents. The Corporation may have one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents having such duties as from time to time may be determined by the Board of Directors, the Chairman of the Board, the President or the General Manager.

Section 11. The Secretary. The Corporation may have a Secretary who, if elected or appointed, shall keep full minutes of all meetings of the stockholders and of the Board of Directors; shall be ex officio Secretary of the Board of Directors; shall attend all meetings of the stockholders and of the Board of Directors; shall record all the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notices of all meetings of the stockholders of the Corporation and of the Board of Directors; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; shall have responsibility for the custody and safekeeping of all permanent records and other documents of the Corporation; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors or by the Chairman of the Board or by the President, under whose supervision he or she shall be. The Board of Directors may elect one or more Assistant Secretaries to perform such duties as shall from time to time be assigned to them by the Board of Directors, the Chairman of the Board, the President or the General Manager.

Section 12. The Treasurer. The Corporation may have a Treasurer who, if elected or appointed, shall have or provide for the custody of all funds, securities and other property of the Corporation; shall collect and receive or provide for the collection or receipt of money earned by or in any manner due to or received by the Corporation; shall deposit or cause to be deposited all such moneys in such banks or other depositories as the Board of Directors may from time to time designate; shall make disbursements of Corporation funds upon appropriate vouchers; shall keep full and accurate accounts of transactions of his or her office in books belonging to the Corporation; shall, whenever so required by the Board of Directors, the Executive Committee or an Audit Committee, render an accounting showing his or her transactions as Treasurer, and the financial condition of the Corporation; and, in general, shall discharge any other duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, the President or the General Manager.

Section 13. The Controller. The Corporation may have a Controller who, if elected or appointed, shall maintain full and accurate records of all assets and liabilities and transactions of the Corporation and see that adequate audits thereof are currently and regularly made. He or she shall make all such records available for examination when so required by the Board of Directors, the Executive Committee, or an Audit Committee. He or she shall perform such other duties and have such other obligations as may be prescribed by the Board of Directors, the Chairman of the Board, the President or the General Manager.

Section 14. Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors or by such committee or officer as may be designated by the Board of Directors to fix salaries or other compensation of officers.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts and Leases. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or lease or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI

CERTIFICATES OF STOCK, TRANSFER, ETC.

Section 1. Issuance. The certificates for stock of the Corporation shall be numbered and registered in the stock ledger and transfer books or equivalent records of the Corporation as they are issued. They shall be signed by the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all the signatures upon such certificate may be a facsimile, engraved or printed if such certificate of stock is signed or countersigned by a transfer agent or by a registrar. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issue.

Section 2. Transfer. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the General Corporation Law of Illinois, and its amendments and supplements.

Section 3. Stock Certificates. Stock certificates of the Corporation shall be in such form as provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.

Section 4. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5. Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Illinois.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC.

Section 1. Directors and Officers; Third Party Actions. The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact he or she is or was an authorized representative of the Corporation (which, for the purposes of this Article and Article VIII of these By-Laws, shall mean a director, officer, employee or agent of the Corporation, or a person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Directors and Officers; Derivative Actions. The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an authorized representative of the Corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Employees and Agents. To the extent that an authorized representative of the Corporation who neither was nor is a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Such an authorized representative may, at the discretion of the Board of Directors, be indemnified by the Corporation in any other circumstances to any extent if the Corporation would be required by Sections 1 and 2 of this Article to indemnify such person in such circumstances to such extent if he or she were or had been a director or officer of the Corporation.

Section 4. Procedure for Effecting Indemnification. Indemnification under Sections 1, 2, or 3 of this Article shall be made when ordered by a court or shall be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article. Such determination shall be made:

1. By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

2. If such a quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

3. By the shareholders.

If a claim under this Article VII is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

Section 5. Advancing Expenses. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of an authorized representative to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as required in this Article or authorized by law.

Section 6. Scope of Article. Each person who shall act as an authorized representative of the Corporation, shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article.

The indemnification and advancement of expenses provided by the Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII

INSURANCE

Section 1. Insurance Against Liability Asserted Against Directors, Officers, Etc. The Corporation, whenever so authorized by the Board of Directors, may purchase and maintain insurance on behalf of any authorized representative, as such term is defined in Section 1 of Article VII of these By-Laws, against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the Corporation would be authorized or required to indemnify him or her by law or Article VII of these By-Laws.

ARTICLE IX

DIVIDENDS

The Board of Directors may from time to time declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE X

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

BOOKS AND RECORDS

Section 1. Audits. The Board of Directors shall cause the accounts and records of the Corporation and its subsidiaries to be examined and audited by a firm of independent certified public accountants at least once each year. The Board of Directors each year shall cause a report of the financial condition of the Corporation and its subsidiaries as of the closing date of the preceding fiscal year to be prepared. Such report shall be in such forms as shall be approved by the Board of Directors and shall be examined and audited by a firm of independent certified public accountants.

Section 2. Inspection. The books, accounts and records of the corporation shall be open for personal inspection by any member of the Board of Directors as provided by law.

ARTICLE XII

AMENDMENTS

These By-Laws shall not be made, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the vote of not less than eighty percent (80%) of the total outstanding shares of common stock. Nothing contained herein shall detract from the authority of the Board of Directors to make, alter or repeal the By-Laws of the Corporation as set forth in the Certificate of Incorporation.